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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Smithway Motor Xpress Corp:

We consent to the use of our report dated February 25, 2005, with respect to the consolidated balance sheets of Smithway Motor Xpress Corp. (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, incorporated herein by reference.

/s/ KPMG LLP

Des Moines, Iowa
June 22, 2005